Exhibit 99.3

Contact: Mark A. Kopser

                Executive Vice President and Chief Financial Officer

                (972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL ANNOUNCES

TENDER OFFER AND CONSENT SOLICITATION FOR ITS

8 7/8% SENIOR SUBORDINATED NOTES DUE 2017 AND

9 1/4%/10% SENIOR SUBORDINATED TOGGLE NOTES DUE 2017

Dallas, Texas (March 14, 2012) – United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced that it is commencing a tender offer to purchase any and all of its outstanding $437.5 million in aggregate principal amount of 8 7/8% senior subordinated notes due 2017 (CUSIP No. 913016AC5) (the “Cash Notes”) and 9 1/4%/10% senior subordinated toggle notes due 2017 (CUSIP No. 913016AF8) (the “Toggle Notes” and, together with the “Cash Notes,” the “Notes”) through a cash tender offer (the “Tender Offer”).

In connection with the Tender Offer, USPI is also soliciting the consents (the “Consent Solicitation”) of holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes. The primary purpose of the Consent Solicitation and Proposed Amendments is to eliminate substantially all of the restrictive covenants and certain event of default provisions from the indenture and to reduce the minimum redemption notice period from 30 days to three days.

The Tender Offer will expire at 12:00 midnight, New York City time on April 10, 2012, unless extended by USPI in its sole discretion (the “Expiration Time”). Under the terms of the Tender Offer, holders of the Notes who validly tender (and do not validly withdraw) their Notes and deliver their consents prior to 5:00 p.m., New York City time on March 27, 2012, which time and date may be extended (the “Consent Deadline”), will receive consideration equal to (i) in the case of Cash Notes validly tendered, $1,018.13 per $1,000 principal amount of such Cash Notes and (ii) in the case of Toggle Notes validly tendered, $1,020.00 per $1,000 principal amount of such Toggle Notes (each, the “Tender Offer Consideration”), as well as a consent payment in the amount of $30.00 per $1,000 principal amount of such Notes (the “Consent Payment”), for a total consideration of $1,048.13 per $1,000 principal amount of Cash Notes and $1,050.00 per $1,000 premium amount of Toggle Notes (the “Total Consideration”). Tendered Notes may be withdrawn and consents may be revoked prior to 5:00 p.m., New York City time, on March 27, 2012, unless such time is extended by USPI in its sole discretion. USPI reserves the right, promptly following both the Consent Deadline and the satisfaction or waiver of the conditions to consummation of the Tender Offer and Consent Solicitation (the “Initial Settlement Date”), to accept for purchase all Notes validly tendered (and not validly withdrawn) prior to the Consent Deadline. In such case, the Company will pay the Total Consideration with respect to the Notes on the Initial Settlement Date. Holders of the Notes who validly tender and do not validly withdraw their Notes after the Consent Deadline, but prior to the Expiration Time, will be entitled to receive the Tender Offer Consideration only on the Final Settlement Date, which will be promptly after the Expiration Time. In both cases, holders whose Notes are purchased in the Tender Offer will also receive accrued and unpaid interest in respect of their purchased Notes up

United Surgical Partners International Announces Tender Offer and Consent Solicitation

March 14, 2012

to, but not including, the applicable settlement date. Each tendering holder of Notes will be deemed to have consented to the Proposed Amendments. Holders cannot consent to the Proposed Amendments without validly tendering their Notes. This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the Notes.

The Tender Offer and the Consent Solicitation are conditioned upon, among other things, completing certain financing transactions, implementing the Proposed Amendments upon receipt of consents in respect of a majority of the outstanding principal amount of Notes and other general conditions. If any of the conditions are not satisfied, USPI is not obligated to accept for purchase, or to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer or to make the Consent Payment. Additionally, the Company has reserved the right to terminate the Tender Offer and Consent Solicitation at any time and for any reason, including unfavorable market conditions. Full details of the terms and conditions of the Tender Offer and Consent Solicitation are included in USPI’s Offer to Purchase and Consent Solicitation, dated March 14, 2012.

This press release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein.

The Tender Offer is made solely by means of the Tender Offer and Consent Solicitation. The Tender Offer does not constitute an offer to purchase any Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities, “blue sky” or other laws. No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in the Offer to Purchase and Consent Solicitation and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, the Information Agent and Tender Agent or the Dealer Manager and Solicitation Agent. None of the Company, the Information Agent and Tender Agent or the Dealer Managers and Solicitation Agents makes any recommendation in connection with the Tender Offer or the Consent Solicitation.

Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent and Tender Agent, at (212) 269-5550 (banks and brokers) or (806) 714-3312 (all others).

Barclay’s Capital Inc. and J.P. Morgan Securities LLC will act as Dealer Managers and Solicitation Agents for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to Barclay’s Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll free) and J.P. Morgan Securities LLC at (212) 270-1200 (collect) or (800) 245-8812 (toll free).

USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 208 surgical facilities. Of the Company’s 201 domestic facilities, 139 are jointly owned with not-for-profit healthcare systems. The Company also operates seven facilities in the United Kingdom.

United Surgical Partners International Announces Tender Offer and Consent Solicitation

March 14, 2012

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “continues,” “will,” “may,” “should,” “estimates,” “intends,” “plans” and similar expressions, and statements regarding the Company’s business strategy and plans, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. There is risk and uncertainty regarding whether the Company will be able to consummate the proposed refinancing on terms that are satisfactory to the Company or at all and whether the Company will pay any dividends to its equity holders. Material factors are outside the Company’s control. For example, the Company may be unable to negotiate the terms of the potential refinancing with its lenders and the Company may not be able to fund dividends with cash on hand or at all. Other factors include risks and uncertainties associated with changes in general economic and financial market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the healthcare industry, the Company’s credit ratings and credit capacity, the possibility that the Company’s stockholders, financial advisors or lenders could develop a negative perception of its long-or-short-term financial prospects if the level of its business activities decreases due to a market downturn, negative actions taken by regulatory authorities or rating organizations, and other factors set forth under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, the Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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